Exhibit 99.1

Rapid7 Delivers Record Second Quarter 2016 Financial Results with 45% Year-Over-Year Revenue Growth and Positive Operating Cash Flow

Company also announces transition of chief financial officer, Steven Gatoff, for personal reasons, effective January 2017

Boston, MA – August 8, 2016 – Rapid7, Inc. (NASDAQ: RPD), a leading provider of security data and analytics solutions, today announced its financial results for the second quarter of 2016.

“Our strong performance in the second quarter reflects the growing demand for our differentiated solutions, our focus on driving scale and efficiencies across the business and continued adoption of our cloud-based data and analytics platform,” said Corey Thomas, president and chief executive officer of Rapid7. “We are very excited about the positive customer response we received from our recent Nexpose Now launch this past May, which demonstrates both our customer loyalty and reinforced our commitment to innovation. As we look towards the second half of 2016, we are pleased with the healthy demand coming from technology professionals seeking solutions that help them gain the insight to drive their business forward.”

“Solid new customer growth, strong renewals and noteworthy conversion rates reflected in our large deal pipeline helped us to exceed our second quarter 2016 guidance,” said Steven Gatoff, chief financial officer of Rapid7. “We also made great progress on our path to profitability by generating $1.9 million in operating cash flow in the second quarter of 2016, which positions us well for future growth.”

Second Quarter 2016 Financial Highlights

•	Strong Revenue Growth: For the second quarter of 2016, total revenue increased 45% year-over-year to $37.3 million. The increase in revenue reflects increased sales generated from sales of Rapid7’s differentiated security data and analytics offerings driven by solid customer demand in both the enterprise and mid-market sectors across products, as well as increased maintenance and professional services.

•	Consistent Recurring Revenue and High Visibility: 62% of total revenue in the second quarter of 2016 came from subscription-based recurring revenue, which is comprised of content subscriptions, maintenance and support, cloud-based subscriptions, and managed services subscriptions. Approximately 87% of total revenue for the second quarter of 2016 came from deferred revenue on the balance sheet at the beginning of the quarter.

•	Strong Deferred Revenue Growth: Total deferred revenue at the end of the second quarter of 2016 was $144.7 million, an increase of 48% year-over-year with strong growth in both short and long-term deferred revenue driven by solid billings execution in the second quarter of 2016.

•	Positive Operating Cash Flow: Strong financial results drove positive operating cash flow in the second quarter of 2016 of $1.9 million compared to cash used in operations of ($1.2) million in the second quarter of 2015.

•	Improved Professional Services Gross Margin: For the second quarter of 2016, GAAP professional services gross margin increased to 29% as compared to 19% in the second quarter of 2015. On a non-GAAP basis, gross margins in the second quarter of 2016 increased to 30% as compared to 20% in the second quarter of 2015. The improvement was primarily due to scale efficiencies driven from increasing demand.

•	Continued Increases in Customer Renewal Rates: The renewal rate for the second quarter of 2016, which includes upsells of purchased products and cross-sells of additional products, increased to 126% from 115% recorded for the second quarter of 2015. The expiring revenue renewal rate, which excludes upsells and cross-sells of additional products, increased to 89% in the second quarter of 2016 from 87% in the previous year.

•	Healthy Demand Across Geographies: For the second quarter of 2016, total revenue from North America increased 43% year-over-year to $32.3 million and comprised 87% of total revenue. Total revenue from international increased 57% year-over-year to $5.0 million and comprised 13% of total revenue for the second quarter of 2016.

•	Loss from Operations and Net Loss Per Share: For the second quarter of 2016, GAAP loss from operations was ($13.3) million, and non-GAAP loss from operations was ($9.1) million. GAAP net loss per share was ($0.33) and non-GAAP net loss per share was ($0.22) for the second quarter of 2016.

Announcement of CFO Transition

The company also announced today that Steven Gatoff, its chief financial officer, will be transitioning out of the company for personal family reasons effective January 2017. The company has already initiated a search to identify a successor and Mr. Gatoff has committed to supporting a thorough and orderly transition.

“On behalf of the Board of Directors and the whole Rapid7 team, I want to thank Steven for his many contributions to the company,” said Mr. Thomas. “Steven joined Rapid7 as CFO almost four years ago when I became CEO, and he has been a terrific partner and played an instrumental role in the growth of Rapid7, including preparing for and taking us through our IPO. I continue to be very confident that our management team is well positioned to drive the execution of our strategic vision and growth. We all wish Steven and his family much success and happiness in their return home to the west coast.”

“The last four years here in Boston at Rapid7 have been tremendous,” said Mr. Gatoff. “It was a very difficult decision, but it’s the right time for me to head back to our home in California with my wife and two young daughters. I am incredibly proud of what we have achieved together at Rapid7, and even more excited about the company’s terrific momentum and compelling future leading the security data and analytics market. Rapid7 has a strong team in place and I am confident in the company’s ongoing success.”

Strategic Addition to the Board of Directors:

•	Appointed Marc Brown and Tom Schodorf to its Board of Directors, effective July 15, 2016. These leaders bring strategic insights and expertise in the cybersecurity and IT operations markets. Their experience, knowledge, and skill in business development, operations, and go-to-market strategy are valuable to Rapid7’s growth, scale, driving value creation and operational excellence.

Recent Business Highlights

Continued Strong Customer Momentum and Growth:

•	Increased market adoption of product offerings by expanding relationships with existing customers and adding new customers, ending the second quarter of 2016 with more than 5,600 customers, an increase of 35% year-over-year.

•	Added customers in both the enterprise and mid-market segments, and added new Fortune 1000 customers, including Inova Health System, Altisource Solutions, Inc., Australian Department of Human Services, Synopsys, Inc., Fortive, The Finish Line, Inc., California Department of Justice, Verisk Analytics, Inc., and Tinker Federal Credit Union.

•	Improved penetration into Fortune 1000 companies year-over-year from 34% to 37%.

Technology Platform and Product Innovation:

•	Released Rapid7 Nexpose Now, a major enhancement to the company’s vulnerability management solution, that gives customers access to live risk and exposure updates as IT environments change.

•	Nexpose Now is designed to combine the power of advanced exposure analytics, dynamic data collection, and remediation workflows for live exposure monitoring so customers can act the moment risk is impacted. Rapid7’s Nexpose marks a turning point for IT security professionals who have called for live vulnerability data without the toil of passive scanning.

•	Nexpose Now provides live monitoring of exposures and removes data drudgery by collecting from, and working with, existing data sources. Nexpose takes the data it collects and leverages the Rapid7 Insight Platform – the engine behind Rapid7’s secure, cloud-based data analytics solutions – for its new live exposure management capability.

Continued Evolution of Strategic Professional Services:

•	Strong growth of the international services portfolio supported by greater product demand and entry into larger, strategic deals overseas.

•	Further adoption of incident detection and response services driven by strategic need for breach resilience.

•	Awarded CREST membership. The CREST process is designed to recognize a consistently high standard of service and validates Rapid7’s delivery of penetration testing services, a cornerstone of the Rapid7 Global Services portfolio in the UK.

Robust Technology Partnerships:

•	Rapid7 continued to expand its partner ecosystem with ServiceNow, Cisco, and BMC’s BladeLogic.

•	Rapid7’s integration with the ServiceNow and Cisco solutions enable organizations to streamline their ITSM workflows as well as build effective compliance and risk-based network access control workflows.

•	Rapid7’s integration with BMC’s BladeLogic solution ensures vulnerabilities are not only identified and prioritized, but also that affected assets can be quickly patched.

Community Leadership and Research:

•	Corey Thomas, Rapid7’s president and chief executive officer, was appointed to serve on the U.S. Commerce Department’s Digital Economy Board of Advisors, which will “provide recommendations on ways to advance economic growth and opportunity in the digital age.”

•	Released the “National Exposure Index,” a paper that leverages internet-wide security scanning research to investigate the level of threat exposure at both a general level across the internet, and more specifically at a country/region level. The paper identifies and ranks the top 50 countries most exposed to cyberthreats in the world.

Third Quarter and Full-Year 2016 Guidance

Rapid7 anticipates total revenue, non-GAAP loss from operations, and non-GAAP net loss per share to be in the following ranges:

Third Quarter 2016:

Total revenue	$38.6 to $40.0 million
Loss from operations (non-GAAP)	$(8.6) to $(7.6) million
Net loss per share (non-GAAP)	$(0.21) to $(0.19)

The third quarter net loss per share (non-GAAP) calculation assumes 41.6 million basic and diluted weighted average common shares outstanding.

Full-Year 2016:

Total revenue	$153.0 to $156.0 million
Loss from operations (non-GAAP)	$(38.5) to $(35.5) million
Net loss per share (non-GAAP)	$(0.95) to $(0.87)

The full-year net loss per share calculation (non-GAAP) assumes 41.4 million basic and diluted weighted average common shares outstanding. Guidance for the third quarter and full-year 2016 does not include any potential impact of foreign exchange gains or losses.

Conference Call and Webcast Information

Rapid7 will host a conference call today to discuss its results at 5:00 p.m. Eastern Time. The call will be accessible by telephone at 877-256-8253 (domestic) or 312-429-1278 (international). The call will also be available live via webcast on the company’s web site at http://investors.rapid7.com. A telephone replay of the conference call will be available at 800-633-8284 or 402-977-9140 (access code 21813692) until August 11, 2016. A webcast replay will be available at http://investors.rapid7.com.

About Rapid7

Rapid7 is a leading provider of security data and analytics solutions that enable organizations to implement an active, analytics-driven approach to cyber security. We combine our extensive experience in security data and analytics and deep insight into attacker behaviors and techniques to make sense of the wealth of data available to organizations about their IT environments and users. Our solutions empower organizations to prevent attacks by providing visibility into vulnerabilities and to rapidly detect compromises, respond to breaches, and correct the underlying causes of attacks. Rapid7 is trusted by more than 5,600 organizations across over 100 countries, including 37% of the Fortune 1000. To learn more about Rapid7 or get involved in our threat research, visit www.rapid7.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating loss and non-GAAP net loss, which we collectively refer to as non-GAAP financial measures. These non-GAAP financial measures exclude all or a combination of the following: stock-based compensation expense, amortization of acquired intangible assets and acquisition related expenses. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons, and use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision making. While our non-GAAP financial measures are an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time, you should consider our non-GAAP financial measures alongside our GAAP financial results.

We exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. We believe that excluding the impact of amortization of intangible assets allows for more meaningful comparisons between operating results from period to period as the intangibles are valued at the time of acquisition and are amortized over a period of several years after the acquisition. We also exclude the impact of costs directly related to acquisitions as these costs are unrelated to the current operations and neither comparable to the prior period nor predictive of future results, which we believe allows for a more meaningful comparison between the operating results from period to period. Accordingly, we believe that excluding these expenses provides investors and management with greater visibility of the underlying performance of our business operations, facilitates comparison of our results with other periods and may also facilitate comparison with the results of other companies in our industry.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of GAAP to non-GAAP financial measures in the accompanying financial statement tables included in this press release for non-GAAP results for the three and six months ended June 30, 2015 and 2016.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact upon our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the third quarter and full-year 2016, the quality of our sales pipeline, our ability to convert our sales pipeline into revenue, technical innovations, demand for our product offerings, market opportunity and plans and objectives for future operations , including our ability to drive continued revenue growth and positive operating and free cash flow and progress towards profitability, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to integrate acquired operations, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended March 31, 2016, and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Contact:

Mark Donohue

Vice President, Treasury and Investor Relations

857-415-4419 or investors@rapid7.com

Rapid7, Inc.

Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash	$84,755	$86,553
Accounts receivable, net	38,663	44,164
Prepaid expenses and other current assets	7,183	6,148

Total current assets	130,601	136,865

Property and equipment, net	7,386	7,532
Goodwill	75,048	74,565
Intangible assets, net	10,219	11,385
Other assets	598	214

Total assets	$223,852	$230,561

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,200	$2,038
Accrued expenses	19,798	24,707
Deferred revenue, current portion	99,360	87,917
Other current liabilities	1,047	1,105

Total current liabilities	124,405	115,767

Deferred revenue, non-current portion	45,362	42,400
Other long-term liabilities	2,939	4,319

Total liabilities	172,706	162,486
Stockholders’ equity:
Common stock	421	415
Additional paid-in-capital	424,249	411,524
Accumulated deficit	(369,370)	(340,338)
Treasury stock	(4,154)	(3,526)

Total stockholders’ equity	51,146	68,075

Total liabilities and stockholders’ equity	$223,852	$230,561

Rapid7, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Revenue:
Products	$21,456	$14,639	$41,601	$28,284
Maintenance and support	8,962	6,253	17,343	12,052
Professional services	6,850	4,898	13,120	9,025

Total revenue	37,268	25,790	72,064	49,361
Cost of revenue:
Products	2,687	1,339	5,285	2,885
Maintenance and support	1,758	1,412	3,439	2,622
Professional services	4,848	3,976	9,281	7,712

Total cost of revenue	9,293	6,727	18,005	13,219

Total gross profit	27,975	19,063	54,059	36,142

Operating expenses:
Research and development	12,932	8,131	25,274	14,545
Sales and marketing	21,680	14,457	44,448	27,687
General and administrative	6,644	5,048	13,237	9,101

Total operating expenses	41,256	27,636	82,959	51,333

Loss from operations	(13,281)	(8,573)	(28,900)	(15,191)
Other income (expense), net:
Interest income (expense), net	26	(737)	11	(1,422)
Other income (expense), net	(48)	163	148	(142)

Loss before income taxes	(13,303)	(9,147)	(28,741)	(16,755)
Provision for income taxes	149	97	291	171

Net loss	(13,452)	(9,244)	(29,032)	(16,926)
Accretion of preferred stock to redemption value	—	(23,788)	—	(35,061)

Net loss attributable to common stockholders	$(13,452)	$(33,032)	$(29,032)	$(51,987)

Net loss per share attributable to common stockholders, basic and diluted	$(0.33)	$(2.59)	$(0.71)	$(4.10)

Weighted-average common shares outstanding, basic and diluted	41,063,613	12,745,051	40,805,641	12,693,900

Rapid7, Inc.

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Six Months Ended
	June 30, 2016	June 30, 2015
Cash flows from operating activities:
Net loss	$(29,032)	$(16,926)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	3,419	2,361
Amortization of debt discount	—	276
Non-cash interest expense	130	51
Stock-based compensation expense	9,160	1,406
Provision for doubtful accounts	394	376
Foreign currency remeasurement (gain) / loss	(119)	53
Change in operating assets and liabilities:
Accounts receivable	4,945	(840)
Prepaid expenses and other assets	(1,401)	(1,067)
Accounts payable	1,904	(1,368)
Accrued expenses	(3,462)	(1,082)
Deferred revenue	14,405	12,425
Other liabilities	(72)	82

Net cash provided by (used in) operating activities	271	(4,253)

Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	(3,344)
Purchases of property and equipment	(1,842)	(1,195)

Net cash used in investing activities	(1,842)	(4,539)

Cash flows from financing activities:
Payments of initial public offering costs	—	(1,526)
Payments of capital lease obligations	(68)	(123)
Taxes paid related to net share settlement of equity awards	(3,760)	—
Proceeds from employee stock purchase plan	2,096	—
Proceeds from stock option exercises	1,431	705

Net cash used in financing activities	(301)	(944)

Effects of exchange rates on cash	74	(87)

Net decrease in cash	(1,798)	(9,823)
Cash, beginning of period	86,553	36,823

Cash, end of period	$84,755	$27,000

Rapid7, Inc.

GAAP to Non-GAAP Reconciliation

(unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Total gross profit (GAAP)	$27,975	$19,063	$54,059	$36,142
Plus: Stock-based compensation expense[1]	142	52	279	101
Plus: Amortization of intangible assets[2]	445	276	891	479

Total gross profit (non-GAAP)	$28,562	$19,391	$55,229	$36,722

Gross margin (non-GAAP)	77%	75%	77%	74%

Gross profit (GAAP) - Products and Maintenance and support	$25,973	$18,141	$50,220	$34,829
Plus: Stock-based compensation expense	67	6	144	11
Plus: Amortization of intangible assets	445	276	891	479

Total gross profit (non-GAAP) - Products and Maintenance and support	$26,485	$18,423	$51,255	$35,319

Gross margin (non-GAAP) - Products and Maintenance and support	87%	88%	87%	88%

Gross profit (GAAP) - Professional services	$2,002	$922	$3,839	$1,313
Plus: Stock-based compensation expense	75	46	135	90

Total gross profit (non-GAAP) - Professional services	$2,077	$968	$3,974	$1,403

Gross margin (non-GAAP) - Professional services	30%	20%	30%	16%

Loss from operations (GAAP)	$(13,281)	$(8,573)	$(28,900)	$(15,191)
Plus: Stock-based compensation expense[1]	3,641	831	9,160	1,406
Plus: Amortization of intangible assets[2]	583	276	1,166	479
Plus: Acquisition related expenses[3]	—	360	—	416

Loss from operations (non-GAAP)	$(9,057)	$(7,106)	$(18,574)	$(12,890)

Net loss attributable to common stockholders (GAAP)	$(13,452)	$(33,032)	$(29,032)	$(51,987)
Plus: Accretion of preferred stock to redemption value	—	23,788	—	35,061

Net loss (GAAP)	(13,452)	(9,244)	(29,032)	(16,926)
Plus: Stock-based compensation expense[1]	3,641	831	9,160	1,406
Plus: Amortization of intangible assets[2]	583	276	1,166	479
Plus: Acquisition related expenses[3]	—	360	—	416

Net loss (non-GAAP)	$(9,228)	$(7,777)	$(18,706)	$(14,625)

Net loss per share, basic and diluted (non-GAAP)	$(0.22)	$(0.61)	$(0.46)	$(1.15)

Weighted-average common shares outstanding, basic and diluted	41,063,613	12,745,051	40,805,641	12,693,900

[1] Includes stock-based compensation expense as follows:

Cost of revenue	$142	$52	$279	$101
Research and development	1,524	266	3,017	410
Sales and marketing	1,224	195	4,125	310
General and administrative	751	318	1,739	585

[2] Includes amortization of intangible assets as follows:

Cost of revenue	$445	$276	$891	$479
Sales and marketing	39	—	77	—
General and administrative	99	—	198	—

[3] Includes acquisition related expenses as follows:

General and administrative	$—	$360	$—	$416